Exhibit (a)(1)(C)

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extreme networks

Welcome to the Exchange Offer website for Extreme Networks’ Offer to Exchange Certain Outstanding Options for a Number of Restricted Stock Units and Cash Payments. Please enter your Log-in ID and Password (this was emailed to you with the announcement email).

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http://extr.optionadmin.com/account/login2/4/2010 11:32:12 AM

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ID: test@extremenetworks.com | Role: EMPLOYEE

Option Exchange Home

You will use this website to make your election to either accept or decline the option exchange offer for each of your eligible option grants.

We are pleased to announce that Extreme Networks has officially launched Extreme Networks’ Offer to Exchange Certain Outstanding Options for a Number of Restricted Stock Units and Cash Payments (the “Offer”) on February 4, 2010, that will remain open until 9:00 p.m., Pacific Standard Time, on March 4, 2010, unless extended by Extreme Networks.

An option will be deemed an “eligible option” if it meets the following conditions:

• the option has an exercise price greater than or equal to $3.63 per share;

• the option was granted under one of our existing equity incentive plans prior to February 4, 2009; and

• the option does not expire pursuant to its terms prior to the date on which options surrendered for exchange are canceled.

Members of Extreme Networks’ Board of Directors and executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 and former employees are not eligible to participate in the Offer. The specific terms of the Offer are described in the Schedule TO – Tender Offer Statement filed with the Securities and Exchange Commission and the exhibits thereto (the “Offering Materials”). We urge you to read these documents very carefully.

• View/Exchange my option(s)

• Exchange Program Documents & FAQ

• Change Password

• Log out

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http://extr.optionadmin.com/employee/oe2/4/2010 11:28:58 AM

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ID: test@extremenetworks.com | Role: EMPLOYEE

Option Exchange Home

Option Exchange Home -> View/Select Option

ELECTION FORM FOR OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR A NUMBER OF RESTRICTED STOCK UNITS AND CASH PAYMENTS DATED FEBRUARY 4, 2010

THE OFFER EXPIRES AT 9:00 P.M., PACIFIC STANDARD TIME, ON MARCH 4, 2010, UNLESS THE OFFER IS EXTENDED BY EXTREME NETWORKS. YOU MAY CHANGE YOUR ELECTION AS MANY TIMES AS YOU LIKE UNTIL THE OFFER EXPIRES.

Eligible Option Holdings Summary Table:

The table below lists your eligible options for the Option Exchange Program. For each option grant, please indicate whether or not you want to tender the option grant in exchange for a lesser number of restricted stock units or cash payment under the Option

Exchange Program by clicking the “YES” box under the “Exchange ?” column. If you do not want to tender one or more of your eligible options for exchange, please check the “NO” box under the “Exchange ?” column for those particular options. You may not tender only a portion of an eligible option. Once you have made your selection for each grant, please click proceed to continue.

Name: Test Test III Email:test@extremenetworks.com

Grant Number

Grant Date

Expiration Date

Shares Granted

Price per share

Vested

Unvested

New Shares (2 years vesting)

New Shares (3 years vesting)

Cash Payment

Exchange ?

00009999

10/01/2007

06/21/2012

7,500

$ 7.97

5,000

2,500

937

YES

NO

Home

Proceed

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http://extr.optionadmin.com/employee/view_option2/4/2010 11:29:34 AM

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ID: test@extremenetworks.com | Role: EMPLOYEE

Option Exchange Home

Option Exchange Home -> Confirm Option T & C

Eligible Option Holdings Summary Table: NameTest Test III

If you have surrendered any grant, your surrender of the eligible option grants pursuant to this website constitutes your acceptance of the terms and conditions of the offer contained in the Offering Materials, subject to your right to withdraw from the offer prior to the offer expiration date. Extreme Networks acceptance of your eligible option grants surrendered by you through this offer will constitute a binding agreement between Extreme Networks and you upon the terms and subject to the conditions of the offer contained in the Offering Materials. Please click on the link for the Offering Materials.

Back to Selection I Agree

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http://extr.optionadmin.com/employee/confirm_tc2/4/2010 11:29:59 AM

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ID: **test@extremenetworks.com** | Role: EMPLOYEE

Option Exchange Home

Option Exchange Home -> Confirm Option Selected

Eligible Option Holdings Summary Table:

You have made the following election(s) with respect to your eligible options. Is this information correct? If yes, then click "Confirm" to continue. If no, click "Back to Selection".

NameTest Test III

test@extremenetworks.com

Grant Number	Grant Date	Expiration Date	Shares Granted	Price per share	Vested	Unvested	2 yrs New Shares	3 yrs New Shares	Cash Payment	Exchange ?
00009999	10/01/2007	06/21/2012	7,500	$ 7.97	5,000	2,500		937		YES

Back to Selection Confirm

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http://extr.optionadmin.com/employee/confirm_option2/4/2010 11:30:23 AM

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ID: test@extremenetworks.com | Role: EMPLOYEE

Option Exchange Home

Option Exchange Home -> Documents / FAQ

FAQ

Term and Conditions

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http://extr.optionadmin.com/employee/documents2/4/2010 11:31:11 AM

Portston Equity Solution

ID: test@extremenetworks.com | Role: EMPLOYEE

Option Exchange

Home

Option Exchange Home -> Confirmed

Thank you for participating in the Extreme Networks Option Exchange Program. Your elections have been received. Please print this screen for your records. You will receive additional information from Extreme Networks after the close of the Option Exchange

Program which is currently scheduled for March 4, 2010. Should you have any additional questions, please review the Q&A contained in the program summary document on this website or send an email to stockadmin@extremenetworks.com.

ID: 9999 Name: Test Test III Email:test@extremenetworks.com Today Date:2010-02-04

Grant Number

00009999

Grant Date

10/01/2007

Expiration Date

06/21/2012

Shares Granted

7,500

Price per share

$ 7.97

Vested

5,000

Unvested

2,500

2	yrs New Shares
3	yrs New Shares

937

Cash Payment Exchange ?

YES

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http://extr.optionadmin.com/employee/confirm_option_update2/4/2010 11:30:45 AM

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http://extr.optionadmin.com/account/change_password2/4/2010 11:31:36 AM